                                                                       Exhibit I

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(f)(1)
                          ----------------------------

         The undersigned  acknowledge and agree that the foregoing  statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:     February 10, 1998

                                            WARBURG, PINCUS VENTURES, L.P.

                                            By:      Warburg, Pincus & Co.,
                                                     General Partner

                                            By:          /s/ Stephen Distler
                                                     Name:   Stephen Distler
                                                     Title:  Partner


                                            WARBURG, PINCUS & CO.

                                            By:          /s/ Stephen Distler
                                                     Name:   Stephen Distler
                                                     Title:  Partner


                                            E.M. WARBURG, PINCUS & CO., LLC

                                            By:          /s/ Stephen Distler
                                                     Name:   Stephen Distler
                                                     Title:  Member


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